Exhibit 99.1

Corporate Presentation Sunil Bhonsle Mar 2015

Safe Harbor The presentation may contain “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives and other forward - looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. Forward - looking statements are based on management’s current expectations. Actual results could differ materially from those currently anticipated and such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to availability of financing, difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates that could slow or prevent product development or commercialization and the uncertainty of patent protection for the Company's intellectual property or trade secrets. Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 2

Company Overview

Titan Pharmaceuticals specializes in the development of treatments for select chronic diseases utilizing its proprietary ProNeura™ technology platform

- ProNeura: Proprietary Long Term Drug Delivery Platform
  - Provides non-fluctuating medication levels over periods of six months to a year
  - Ideal for use in the treatment of chronic diseases for which maintenance of non-fluctuating medication levels may offer advantages over oral administration
- Probuphine® for the Treatment of Opioid Dependence
  - Long acting formulation of buprenorphine providing six months of steady-state levels
  - FDA requested Phase 3 clinical study fully enrolled with results expected by mid 2015
  - Resubmission of NDA expected in the second half of 2015 with potential approval in first half of 2016
- ProNeura for Parkinson's Disease (ropinirole)
  - ProNeura technology is ideal for Parkinson's Disease
  - Demonstrated proof of concept in non-clinical study
  - Planned non-clinical studies in 2015 in support of IND with the goal to commence clinical testing in 2016

INNOVATIONS IN MEDICINE™

TITAN™ PHARMACEUTICALS

Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

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Probuphine: The First of its Kind Expected to be the first long - acting buprenorphine product on the market for the treatment of opioid dependence • Six month sustained release of buprenorphine • Peak sales potential: $300 - $500 million • U.S. and Canadian partnership with Braeburn Pharmaceuticals ▫ Upfront: $15.75 mil; Approval: $15 mil; Sales Milestones: $165 mil; Tiered Royalties: mid teens - low 20s (%) • U.S. patent to 2024 • Regulatory Status: ▫ NDA accepted for Priority Review in January 2013 ▫ Positive advisory committee vote (10 - 4 for approval) in March 2013 ▫ Receipt of CRL in April 2013 requesting additional clinical testing ▫ Phase 3 study fully enrolled with results expected by mid 2015; potential resubmission of NDA later in the year • Pursuing ex - U.S. opportunities for approval and commercialization • Potential application in treating chronic pain 4 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

The Epidemic of Opioid Dependence • Increasingly recognized as a global epidemic by world health authorities • Addiction - a primary, chronic disease of brain reward, motivation, memory and neurobiological circuitry ▫ Cravings, accompanied by lack of impulse control ▫ Abstinence is rarely a successful therapeutic approach ▫ Cycles of relapse and remission ▫ Progressive, and often results in disability or premature death if untreated Source: American Society of Addiction Medicine, Inc., 2011 ER Visits Due to Opioid Misuse 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 2004 2005 2006 2007 2008 2009 MM of Patient Visits 240% increase in 6 years Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 5

Opioid Dependence: Treatment Overview Buprenorphine is the Gold Standard in the U.S., Replacing Methadone • Buprenorphine pharmacology makes it an effective, safer and more convenient treatment option ▫ Controls withdrawal symptoms and cravings without inducing opioid euphoria in patients ▫ Convenient outpatient treatment allowing take home medication, unlike methadone ▫ Low risk of respiratory depression compared to other opiates * American Society of Addiction Medicine, Inc., 2011 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 6

Sources : IMS Health, Wolters Kluwer Treatment of Opioid Dependence: Expanding the Market • Daily buprenorphine dominates the current market ▫ U.S. sales of daily oral formulations of buprenorphine estimated at $1.5B in 2013 ▫ U.S. buprenorphine prescriptions have exceeded those of methadone since 2006 ▫ M arket growth (units) continues ~ 15% • Challenges with sublingual buprenorphine ▫ Compliance ▫ Sublingual dosing results in variable levels of medication in blood ▫ Diversion and abuse associated with current daily dosed formulations 0 200 400 600 800 1000 1200 1400 1600 2008 2009 2010 2011 2012 Suboxone Brand Gross Sales Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 7

EVA polymer Buprenorphine Blended & Extruded Probuphine Proprietary ProNeura Technology: Probuphine Implant • Implant contains 80 mg of buprenorphine HCl , uniformly distributed throughout the ethylene vinyl acetate co - polymer (EVA) matrix • No reservoir, therefore no risk of drug dumping • Following subdermal placement Probuphine implant delivers non - fluctuating, stable blood levels of buprenorphine for 6 months; expected to enhance patient compliance and retention 8 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 26 mm long ,2.5mm diameter

Probuphine Clinical Summary • Six clinical studies completed to date with final Phase 3 study under way ▫ Initial small dose finding study ▫ Two well controlled Phase 3 safety and efficacy studies showing clinical and statistical superiority over placebo and non - inferiority to Suboxone published in Journal of American Medical Association and in the journal Addiction ▫ Two open label long - term treatment safety studies ▫ Relative bioavailability study • Mild to moderate adverse events typical of the safety profile of buprenorphine; low number of serious adverse events similar to placebo • Well tolerated implant procedure • No evidence of implant diversion or misuse Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 9

Phase 3 Clinical Study in Progress (Pro-814)

Randomized, double blind and double dummy design. Primary efficacy endpoint based on a non-inferiority comparison of ‘responders’ following six months of treatment with either a dose of four Probuphine implants or treatment with 8 mg or less of an approved daily dosed sublingual tablet formulation of buprenorphine. Patient enrollment completed in November 2014.


SCREENING
MAINTENANCE PHASE
FOLLOW-UP
Clinically stable, Daily ≤ 8 mg SL BPN for at least 90 days Opioid-negative urine toxicology for last 90 days
R
Group A: Daily SL BPN ≤ 8 mg
4 placebo implants
Group B: 4 Probuphine implants
Daily SL placebo
Urine Toxicology & Other Study Assesments
24 Weeks (Weeks 1 to 24) Monthly Visits
24 Weeks (6 months) on Treatment
2 Weeks
(25 to 26)

(R) Randomization takes place on Day 1 (day of implant)

SL BPN = sublingual buprenorphine or sublingual buprenorphine/naloxone

INNOVATIONS IN MEDICINE™

TITAN PHARMACEUTICALS

Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

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Probuphine Regulatory Timeline • PRO - 814 study completion: Q2, 2015 • Probuphine NDA resubmission: H2, 2015 • FDA Review completion expected within six months 11 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

Probuphine Value Proposition Probuphine is the first and only potential treatment for opioid dependence that provides non - fluctuating blood levels of buprenorphine around - the - clock for a period of six months 12 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. Efficacy Effective in reducing illicit opioid use Safety Non - fluctuating drug exposure over six months may provide superior safety and tolerability Compliance Treatment with implant expected to enhance compliance Ease of Use Patients dosed once every six months in an outpatient setting Diversion Limited access to implants

Titan: Adding Value Beyond Probuphine Proprietary ProNeura Technology Platform • Long term drug delivery technology validated through the Probuphine program • Potential for the treatment of select chronic diseases for which low dose long term delivery and stable drug levels may offer advantages over oral administration • Product development program in Parkinson’s disease (PD) in progress • Evaluation of additional compounds in other chronic disease settings under way 13 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

Definition Characterized by the loss of dopaminergic neurons which alters activity in the brain region impacting movement and motor function Treatment Treated with drugs designed to replace or mimic dopamine in the brain Following several years of chronic treatment, these drugs lose their benefit and trigger serious side effects in up to 80% of patients Research Pulsatile dopaminergic stimulation from current oral treatment may cause motor side effects Continuous dopaminergic stimulation (CDS) by subcutaneous infusion of dopamine agonists has been shown to palliate these motor complications and also delay or prevent the onset of dyskinesias Product Opportunity Titan’s ProNeura drug delivery technology has the potential to deliver continuous non - fluctuating levels of dopamine agonists and provide CDS for six months or longer from a single treatment Parkinson’s Disease Overview . Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc. 14

Treated Population Increasing Worldwide 15 Based on information from Titan and other sources believed to be reliable and prepared exclusively for Titan. Woodside Capita l P artners is not responsible for any use that Titan may make of this material.

Therapeutics Market

- As many as one million people in the US affected by Parkinson's disease
- The number expected to almost double by 2030 because of the aging population
- About 60,000 newly diagnosed for Parkinson's disease annually
- More than 23,000 die from Parkinson's disease each year

SALES OF DOPAMINE AGONISTS, US*

YEAR	TOTAL SALES	% DA	$ DA
2012	$1.1 bil	26%	$286 m.
2022	$2.3 bil	18%	$414 m.

COST TO AMERICAN SOCIETY**

$14.4 billion annually

Treatment Costs
$8.1 billion

Indirect Costs
$6.3 billion

If costs continue to rise
they double by 2040

Sources: * GlobalData; **Parkinson's Action Network, National Center for Health Statistics; "The Current and Projected Economic Burden of Parkinson's Disease in the United States" Movement Disorders, March 2013

Based on information from Titan and other sources believed to be reliable and prepared exclusively for Titan. Woodside Capital Partners is not responsible for any use that Titan may make of this material.

INNOVATIONS IN MEDICINE™

TITAN™ PHARMACEUTICALS

Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

PAGE: 16

ProNeura Parkinson’s Disease Program Non - clinical Proof of Concept • Ropinirole ( Requip ® ), a generic dopamine agonist marketed by GSK for PD, was evaluated in a Parkinsonian primate model using ProNeura technology • Results demonstrated: ▫ Sustained plasma ropinirole levels for several months following implantation ▫ No local skin irritation at implant site ▫ Controlled PD symptoms without triggering dyskinesias 17 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

ProNeura Parkinson’s Disease Program Next Steps In consultation with the Scientific Advisory Board: • Optimize implant formulation of ropinirole • Develop non - clinical study plan to support Investigational New Drug (IND) application • Design a proof of concept clinical study • Conduct a pre - IND meeting with the FDA • Complete non - clinical studies to enable timely submission of IND and commence ‘proof of concept’ clinical study in 2016 18 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

Titan Pharmaceuticals Summary • Titan Pharmaceuticals specializes in the development of treatments for select chronic diseases, utilizing its innovative ProNeura technology platform • Probuphine , a long - acting controlled - release buprenorphine product for opioid dependence; Patient enrolment in Phase 3 study completed in November 2014 with study results expected by mid 2015; resubmission of NDA expected later in 2015 with potential product approval in the first half of 2016 ▫ U.S. and Canadian partnership with Braeburn Pharmaceuticals − Upfront: $15.75 mil; Approval: $15 mil; Sales milestones: $165 mil; Tiered - royalties: mid - teens – low - 20s (%) ▫ Pursuing ex - U.S. opportunities for approval and commercialization ▫ Potential for treatment of chronic pain • ProNeura for Parkinson’s ( ropinirole ) has potential to significantly enhance Titan value ▫ Goal is to commence ‘proof of concept’ clinical study in 2016 • Active evaluation of ProNeura long - term drug delivery for other chronic diseases 19 Titan Pharmaceuticals Company Overview | Proprietary & Confidential | ©2014 Titan Pharmaceutical, Inc.

• Marc Rubin, M.D, Executive Chairman and Director ▫ Eight years with Titan Pharmaceuticals. Former Head of Global Research & Development and member of the Board of Management at Bayer Pharma. Executive R&D and commercial responsibilities at GSK for 13 years. Twenty - five years in the pharmaceutical industry following seven years at NIH. • Sunil Bhonsle , M.B.A., President and Director ▫ Nineteen years with Titan Pharmaceuticals. Twenty years with Bayer Corporation in Biological and Pharmaceutical finance and operations management. • Kate Glassman Beebe, Ph.D., Executive Vice President, Chief Development Officer ▫ Eight years with Titan Pharmaceuticals. Nineteen years in pharmaceutical industry, with senior positions in clinical development and medical affairs at GSK and Merck. Ten years in academic medicine. Titan Executive Management

Thank You Sunil Bhonsle Mar 2015